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FOR IMMEDIATE RELEASE

July 28, 2010

Company:	Dominion

Contacts:
Media:	Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Sarah Scott (804) 819-2315, Sarah.M.Scott@dom.com Nathan Frost (804) 819-2187, Nathan.J.Frost@dom.com

DOMINION ANNOUNCES SECOND-QUARTER 2010 EARNINGS

• Second-quarter 2010 operating earnings of 72 cents per share compared to guidance of 55 to 65 cents per share
• Second-quarter 2010 GAAP earnings of $2.98 per share
• Company increases 2010 operating earnings guidance range to $3.25 to $3.40 per share
•     Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended June 30, 2010, of $1.761 billion ($2.98 per share), compared with reported earnings of $454 million ($0.76 per share) for the same period in 2009.

Operating earnings for the three months ended June 30, 2010, amounted to $426 million ($0.72 per share), compared to operating earnings of $404 million ($0.68 per share) for the same period in 2009. Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2010 and 2009 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Our core businesses continued to deliver solid results in the second quarter.  Coupled with the benefit of hot weather in our electric service territory, we are able to report second-quarter operating earnings well above expectations.

“We continue to implement our regulated infrastructure investment strategy.  Our new electric generation and transmission projects, which are required to meet the growing demand for electricity by our customers, are on schedule and on budget.  During the quarter, we completed a 75 megawatt uprate at our North Anna nuclear power station.  The two generating stations under construction – Virginia City and Bear Garden – are both nearly 70 percent complete.  Also, we continue to move forward with the planned gas-fired generating station in Warren County and expect to file with the Virginia State Corporation Commission in early 2011.

“Construction of our two largest electric transmission projects is proceeding as planned.  Meadow Brook-to-Loudoun phases I and II are complete and work is progressing well on the final phase.  In addition, the Carson-to-Suffolk 500 kilovolt line is now over 30 percent complete.

“We were also active in our regulated gas businesses during the quarter.  In support of the Marcellus Northeast project, we announced a 15-year contract with CONSOL.  This project is an example of our ability to provide scalable projects for producers in the Marcellus region.  In addition, we filed our Appalachian Gateway project application in June with the Federal Energy Regulatory Commission.  Appalachian Gateway is designed to help meet the demand for natural gas in the mid-Atlantic and northeastern United States, and is on track for its planned 2012 in-service date.

“Given our strong performance in the second quarter and our expectations for the second half of the year, we are increasing the bottom of our 2010 operating earnings guidance range.  The new 2010 operating earnings guidance is $3.25 to $3.40 per share, up from $3.20 to $3.40 per share.”

Second-quarter 2010 operating earnings compared to 2009

The increase in second-quarter 2010 operating earnings per share as compared to second-quarter 2009 operating earnings per share is primarily attributable to higher contributions from the regulated electric utility business including favorable weather in the regulated electric service territory, higher FERC transmission and rate adjustment clause revenue, lower interest expense, lower outage costs and lower operation and maintenance expenses.  Partially offsetting these positives were lower merchant generation margins, lower contributions from producer services and the absence of earnings resulting from the divestiture of the company’s E&P operations beginning May 1, 2010.

Complete details of second-quarter 2010 operating earnings as compared to second-quarter 2009 can be found on Schedule 4 of this release.

Third-quarter 2010 operating earnings guidance

Dominion expects third-quarter 2010 operating earnings in the range of 99 cents per share to $1.04 per share as compared to third-quarter 2009 operating earnings of 99 cents per share.  Positive factors for the third quarter of 2010 compared to the same period of the prior year include higher rate adjustment clause revenue, lower planned outage expenses and a return to normal weather.  Factors partially offsetting these positives include lower merchant generation margins and absence of earnings resulting from the divestiture of the company’s E&P operations beginning May 1, 2010.  Reported earnings for the third quarter of 2009 were $1.00 per share.

In providing its third-quarter and full-year 2010 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles.  At this time, Dominion management is able to estimate that the sale of substantially all of its Appalachian E&P operations will result in an after-tax gain of approximately $1.4 billion that will not be included in 2010 operating earnings.  Dominion management is also able to estimate that the implementation of a work-force reduction program, the impairment of a merchant generation asset, the sale of Peoples Gas and the elimination of certain tax deductions associated with health care legislation changes will result in a net after-tax loss of approximately $500 million that will not be included in 2010 operating earnings.  At this time, Dominion management is not able to estimate the impact, if any, of other items on reported earnings.  Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Conference call today

Dominion will host its second-quarter earnings conference call at 10 a.m. EDT on Wednesday, July 28. Dominion management will discuss second-quarter 2010 financial results, third-quarter 2010 operating earnings guidance, and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. EDT July 28 and lasting until 11 p.m. EDT August 4.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 70491356.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day July 28.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of more than 27,500 megawatts of generation, 12,000 miles of natural gas transmission, gathering and storage pipeline and 6,000 miles of electric transmission lines.  Dominion operates the nation's largest natural gas storage system with 942 billion cubic feet of storage capacity and serves retail energy customers in 12 states. For more information about Dominion, visit the company's website at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings for third-quarter and full-year 2010 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, fluctuations in energy-related commodity prices, the timing of the closing dates of acquisitions or divestitures, estimates of future market conditions, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, the timing and receipt of regulatory approvals necessary for planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects as scheduled.  Other factors include, but are not limited to, weather conditions, including the effects of hurricanes and major storms on operations, the behavior of other market participants, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, adverse outcomes in litigation matters, and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

###

Schedule 1 - Segment Operating Earnings 1

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended June 30
	2010	2009	Change
Operating Revenue (GAAP Based 2)	$ 3,333	$ 3,406	$ (73)

Earnings:
Dominion Virginia Power	$ 112	$ 82	$ 30
Dominion Energy	86	102	(16)
Dominion Generation	276	270	6
Corporate and Other	(48)	(50)	2
OPERATING EARNINGS	$ 426	$ 404	$ 22
Items excluded from operating earnings 3, 4	1,335	50	1,285
REPORTED EARNINGS 2	$ 1,761	$ 454	$ 1,307

Common Shares Outstanding (average, diluted)	591.4	594.0

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.19	$ 0.14	$ 0.05
Dominion Energy	0.14	0.17	(0.03)
Dominion Generation	0.47	0.46	0.01
Corporate and Other	(0.08)	(0.09)	0.01
OPERATING EARNINGS	$ 0.72	$ 0.68	$ 0.04
Items excluded from operating earnings 3	2.26	0.08	2.18
REPORTED EARNINGS 2	$ 2.98	$ 0.76	$ 2.22

(millions, except earnings per share)	Six months ended June 30
	2010	2009	Change
Operating Revenue (GAAP Based 2)	$ 7,501	$ 7,992	$ (491)

Earnings:
Dominion Virginia Power	$ 226	$ 197	$ 29
Dominion Energy	261	279	(18)
Dominion Generation	601	639	(38)
Corporate and Other	(86)	(137)	51
OPERATING EARNINGS	$ 1,002	$ 978	$ 24
Items excluded from operating earnings 3, 5	933	(276)	1,209
REPORTED EARNINGS 2	$ 1,935	$ 702	$ 1,233

Common Shares Outstanding (average, diluted)	596.1	589.9

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.38	$ 0.33	$ 0.05
Dominion Energy	0.44	0.48	(0.04)
Dominion Generation	1.01	1.08	(0.07)
Corporate and Other	(0.15)	(0.23)	0.08
OPERATING EARNINGS	$ 1.68	$ 1.66	$ 0.02
Items excluded from operating earnings 3	1.57	(0.47)	2.04
REPORTED EARNINGS 2	$ 3.25	$ 1.19	$ 2.06

1)	2009 has been recast due to Dominion management's decision to retain Hope Gas, Inc. as a part of Dominion Energy and due to the reclass of Peoples Natural Gas Company (PNG) to discontinued operations.
2)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
3)
Items excluded from operating earnings are reported in Corporate and Other segment.  Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.

4)	Pre-tax amounts for the current period and the prior period are $2.225 billion and $124 million, respectively.
5)	Pre-tax amounts for the current period and the prior period are $1.790 billion and ($401) million, respectively.

Schedule 2 – Reconciliation of 2010 Operating Earnings to Reported Earnings

2010 Earnings (Six months ended June 30, 2010)

The net effects of the following items, all shown on an after-tax basis, are included in 2010 reported earnings, but are excluded from operating earnings:

•	$1.4 billion net benefit resulting from the sale of our Appalachian E&P operations, primarily reflecting the gain on the sale, partially offset by certain transaction costs and other related charges.
•	$206 million after-tax charge related to our work-force reduction program, primarily reflecting severance pay and other benefits to affected employees.
•	$147 million net loss from Peoples discontinued operations, primarily reflecting the loss on the sale recorded in February 2010.
•	$95 million impairment charge related to our State Line coal-fired merchant power station.
•	$57 million charge related to health care legislation changes, eliminating the tax deduction for a portion of retiree prescription drug costs.
•	$37 million reduction in interim tax expense provision resulting from the impact of items excluded from operating earnings on our 2010 estimated annual effective tax rate.
•	Net effect related to our investments in nuclear decommissioning trust funds.

(millions, except per share amounts)	1Q10	2Q10	3Q10	4Q10	YTD 2010	2
Operating earnings	$576	$426			$1,002
Items excluded from operating earnings (after-tax)1:
Items related to the sale of Appalachian E&P operations	14	1,387			1,401
Work-force reduction program	(206)				(206)
Peoples discontinued operations	(149)	2			(147)
Impairment of merchant generation asset		(95)			(95)
Health care reform legislation - Medicare Part D tax impact	(57)				(57)
Interim tax provision	(16)	53			37
Net gains (losses) in nuclear decommissioning trust funds	12	(12)			0
Total items excluded from operating earnings (after-tax) 1	(402)	1,335			933
Reported net income	$174	$1,761			$1,935
Common shares outstanding (average, diluted)	600.9	591.4			596.1
Operating earnings per share	$0.96	$0.72			$1.68
Items excluded from operating earnings (after-tax)	(0.67)	2.26			1.57
Reported earnings per share	$0.29	$2.98			$3.25

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q10	2Q10	3Q10	4Q10	YTD 2010
Items related to the sale of Appalachian E&P operations	$ 20	$ 2,405			$ 2,425
Work-force reduction program	(338)				(338)
Peoples discontinued operations	(137)	3			(134)
Impairment of merchant generation asset		(163)			(163)
Net gains (losses) in nuclear decommissioning trust funds	20	(20)			0
Total items excluded from operating earnings	($435)	$2,225			$1,790

2)	YTD 2010 EPS may not equal sum of quarters due to share count differences.

Schedule 3 – Reconciliation of 2009 Operating Earnings to Reported Earnings

2009 Earnings (Twelve months ended December 31, 2009) 2

The net effects of the following items, all shown on an after-tax basis, are included in 2009 reported earnings, but are excluded from operating earnings:

•
$281 million impairment charge resulting from the first quarter ceiling test performed for our gas and oil properties under the full cost method accounting with a subsequent update for estimated state taxes in the second quarter.

•	$435 million after-tax charge in connection with the proposed settlement of Virginia Power’s 2009 rate case proceedings.
•	$2 million net gain related to our investments in nuclear decommissioning trust funds.
•	$62 million benefit due to a downward revision in the nuclear decommissioning asset retirement obligation (ARO) for a power station unit that is no longer in service.
•	$26 million of earnings from Peoples discontinued operations.
•	$29 million net expense related to other items.

(millions, except per share amounts)	1Q09	2Q09	3Q09	4Q09	YTD 2009	3
Operating earnings	$574	$404	$590	$374	$1,942
Items excluded from operating earnings (after-tax) 1:
Impairment of gas and oil properties	(272)	(9)			(281)
Proposed rate settlement				(435)	(435)
Net gains (losses) in nuclear decommissioning trust funds	(50)	12	34	6	2
ARO revision		62			62
Peoples discontinued operations	9	(15)	(41)	73	26
Other items	(13)	0	11	(27)	(29)
Total items excluded from operating earnings (after-tax) 1, 2	(326)	50	4	(383)	(655)
Reported net income	$248	$454	$594	($9)	$1,287
Common shares outstanding (average, diluted)	585.7	594.0	596.3	598.1	593.7
Operating earnings per share	$0.98	$0.68	$0.99	$0.63	$3.27
Items excluded from operating earnings (after-tax)	(0.56)	0.08	0.01	(0.64)	(1.10)
Reported earnings per share	$0.42	$0.76	$1.00	($0.01)	$2.17

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q09	2Q09	3Q09	4Q09	YTD 2009
Impairment of gas and oil properties	(455)				(455)
Proposed rate settlement				(712)	(712)
Net gains (losses) in nuclear decommissioning trust funds	(83)	19	57	11	4
ARO revision		103			103
Peoples discontinued operations	36	12	(21)	15	42
Other items	(23)	(10)	2	(32)	(63)
Total items excluded from operating earnings	(525)	124	38	(718)	(1,081)

2)	2009 has been recast due to the reclass of Peoples Natural Gas Company (PNG) to discontinued operations
3)	YTD 2009 EPS may not equal sum of quarters due to share count differences.

Schedule 4 - Reconciliation of 2Q10 Earnings to 2Q09

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	June 30,
	2010 vs. 2009
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	$13	$0.02
FERC transmission revenue	10	0.02
Storm damage and service restoration - distribution operations	(1)	0.00
Interest expense	2	0.00
Other	6	0.01
Share dilution	---	0.00
Change in contribution to operating earnings	$30	$0.05

Dominion Energy 1
Gas distribution margin:
Weather	($1)	$0.00
AMR/PIR revenue	3	0.00
Other	6	0.01
Producer services	(12)	(0.02)
Gas and Oil - disposed operations	(9)	(0.02)
Other	(3)	0.00
Share dilution	---	0.00
Change in contribution to operating earnings	($16)	($0.03)

Dominion Generation
Regulated electric sales:
Weather	$27	$0.05
Rate Adjustment Clause	20	0.03
Merchant generation margin	(92)	(0.16)
PJM ancillary service revenue	12	0.02
Outage costs	13	0.02
Interest expense	5	0.01
Other	21	0.04
Share dilution	---	0.00
Change in contribution to operating earnings	$6	$0.01

Corporate and Other
Change in contribution to operating earnings	$2	$0.01

Change in consolidated operating earnings 1	$22	$0.04

Change in items excluded from operating earnings 1, 2	$1,285	$2.18

Change in reported earnings (GAAP)	$1,307	$2.22

1)	2009 operating earnings have been recast due to management's decision to retain Hope Gas, Inc. as part of Dominion Energy.
2)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.